10f-3 Transactions Summary*
* Evergreen Compliance Department has on file a checklist signed by the portfolio manager and a compliance manager stating that the transaction fully complies with the conditionsof Rule 10f-3 of the Investment Company Act of 1940.

Fund
Utilities and High Income
Security
HCA Inc.  9.125%   11/15/14
Advisor
EIMCO
Transaction
 Date
11/10/2006
Cost
$515,000
Offering Purchase
0.09%
Broker

Underwriting
Syndicate
Members

Fund
Utilities and High Income
Security
Copano Energy LLC
Advisor
EIMCO
Transaction
 Date
12/6/06
Cost
$236,440
Offering Purchase
0.04%
Broker
UBS Investment Bank
Underwriting
Syndicate
Members
Morgan Stanley
RBC Capital Markets
Lehman Brothers
Wachovia Securities

Fund
Utilities and High Income
Security
Williams Partners LP
Advisor
EIMCO
Transaction
 Date
12/6/06
Cost
$2,280,000
Offering Purchase
0.87%
Broker
Lehman Brothers
Underwriting
Syndicate
Members
Citigroup
Merrill Lynch & Co.
Wachovia Securities
Morgan Stanley